UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 17, 2003

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Item 5.           Other Events

On November 17, 2003, 3Com Corporation issued a press release announcing that all of the necessary government approvals for the formation of a joint venture with Huawei Technologies, Co., Ltd. have been secured and that all of the agreements establishing the joint venture have been signed by the parties.  The press release is filed as an exhibit to this current report and is incorporated herein by reference.

Item 7.           Financial Statements and Exhibits

(c)                        Exhibits

The following exhibit is filed herewith:

99.1         Text of Press Release, dated November 17, 2003, titled “Huawei-3Com Joint Venture Begins Operations:  Companies Secure Remaining Chinese Government Approvals for Joint Venture”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: November 19, 2003	By:	/s/ Mark Slaven
Mark Slaven
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Text of Press Release, dated November 17, 2003, titled “Huawei-3Com Joint Venture Begins Operations: Companies Secure Remaining Chinese Government Approvals for Joint Venture”